FOR IMMEDIATE RELEASE	CONTACTS:	Lauren K. Morgensen
Redwood Trust, Inc.		(415) 384-3558
Wednesday, March 5, 2008
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS 2007 RESULTS AND GAAP BOOK VALUE OF
POSITIVE $23.18 PER SHARE AFTER THE ADOPTION OF FAS 159 ON JANUARY 1, 2008

MILL VALLEY, CA - March 5, 2008 - Redwood Trust, Inc. (NYSE: RWT) today reported a GAAP net loss for the fourth quarter of 2007 of $1.1 billion ($36.49 per share). This loss included $1.1 billion ($37.90 per share) of net negative mark-to-market (MTM) adjustments. This compares to a net loss of $2.18 per share for the third quarter of 2007 and net income of $1.32 per share for the fourth quarter of 2006. For 2007, our reported GAAP net loss was $1.1 billion ($39.70 per share). This loss included $1.3 billion ($45.17 per share) of net negative MTM adjustments. This compares to GAAP net income of $128 million ($4.85 per share) in 2006.

Taxable income for the fourth quarter was $29 million ($0.91 per share) compared to taxable income of $39 million ($1.45 per share) for the fourth quarter of 2006. Taxable income for 2007 was $164 million ($5.79 per share), compared to $175 million ($6.75 per share) in 2006.

Our excess capital position remained strong at $282 million at December 31, 2007, a slight decrease from the $298 million at the end of the third quarter. During the quarter, we raised $131 million of capital from stock issuance, $49 million of capital from portfolio cash flows in excess of our operating costs, and $7 million of capital from asset sales. We used $123 million of capital for new investments and $80 million of capital for dividend payments. We continue to have no liquidity issues or need to sell assets.

“After a painful year for our industry, we have emerged from 2007 as one of the companies best positioned to capitalize on the opportunities that lie ahead,” said George Bull, Redwood’s Chairman and CEO. “The strength of our balance sheet allowed us to weather the current liquidity crisis and build for the future. As a survivor and a leader, we will have an opportunity to define the new operating models in our space in the future.”

Negative MTM adjustments were, by far, the most significant factor impacting earnings and book value for the fourth quarter and the year ended December 31, 2007. We believe the real economic impact of diminished market values is significantly less severe than the financial reporting impact reflected in our GAAP financial statements because the reported $1.0 billion loss attributed to the bankruptcy remote Acacia entities in 2007 substantially exceeds our $118 million net investment in these entities, and our economic loss cannot exceed our investment. The primary reason for the divergence between economics and GAAP is the accounting treatment required for our investments in the consolidated Acacia CDO entities. During 2007, we recorded cumulative fair value declines for Acacia’s assets of $1.6 billion, but were not permitted to record $1.5 billion of fair value declines for Acacia’s paired liabilities - the result was a reported net GAAP book value of negative $22.18 per share at December 31, 2007. On January 1, 2008, we adopted FAS 159, a new fair value accounting standard that permits us to mark-to-market both the assets and the liabilities of the consolidated Acacia CDO entities going forward. FAS 159 also provided for a one-time cumulative effect balance sheet adjustment reflecting the initial application of the standard. After giving effect to this adjustment, our GAAP book value was a positive $23.18 per share on January 1, 2008. We believe this new accounting standard significantly improves the substantial disparity that has existed between GAAP and economic values.

Our key operating results for the fourth quarter and year remained relatively strong despite the turmoil in the mortgage market. Net interest income for the fourth quarter of 2007 was $4 million higher than the fourth quarter of 2006. Operating expenses in the fourth quarter of 2007 were $2 million higher than the fourth quarter of last year. For 2007, net interest income increased to $204 million from $184 million in 2006. Operating expenses increased from $56 million in 2006 to $59 million in 2007 and provisions for income taxes decreased from $10 million in 2006 to $5 million in 2007.

The accounting concepts and disclosures relating to our financial statements are complex. Today, we also released our “Redwood Review” covering the fourth quarter of 2007. The Redwood Review contains a more detailed discussion of our business performance and outlook. We strongly recommend reading the Redwood Review in conjunction with this press release. The Redwood Review is available on our website at www.redwoodtrust.com.

Additional Information

Additional information on our GAAP results is available in our Annual Report on Form 10-K for the year ended December 31, 2007 which we filed today with the Securities and Exchange Commission.  The Form 10-K is available on our website at www.redwoodtrust.com.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This press release may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

CONSOLIDATED INCOME STATEMENT	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
(In Millions, Except Share Data)	2007	2007	2007	2007	2006

Interest income	$202	$219	$220	$215	$217
Interest expense	(153)	(165)	(166)	(168)	(172)
Net interest income	49	54	54	47	45

Operating expenses	(15)	(12)	(13)	(16)	(14)
Severance expense	(1)	-	-	(2)	-
Realized gains on sales and calls, net	7	2	3	1	7
Market valuation adjustments, net	(1,119)	(103)	(30)	(10)	(1)
Credit (provision) for income taxes	2	(2)	(3)	(2)	(1)
GAAP net (loss) income	$(1,077)	$(61)	$11	$18	$36

Less: severance expense (1)	$1	$-	$-	$2	$-
Less: realized gains on sales and calls, net	(7)	(2)	(3)	(1)	(7)
Less: market valuation adjustments, net	1,119	103	30	10	1
Core earnings (2)	$36	$40	$38	$30	$30

Average diluted shares (thousands)	29,531	27,892	28,165	27,684	27,122

GAAP earnings per share (diluted)	$(36.49)	$(2.18)	$0.41	$0.66	$1.32

Core earnings per share (diluted) (2)	$1.21	$1.43	$1.35	$1.08	$1.12

Regular dividends declared per common share	$0.75	$0.75	$0.75	$0.75	$0.70
Special dividends declared per common share	2.00	-	-	-	3.00
Total dividends declared per common share	$2.75	$0.75	$0.75	$0.75	$3.70

(1)	Cost associated with re-alignment of senior management in our commercial and residential operations.

(2)
Core earnings are not a measure of earnings in accordance with GAAP.  We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is clearer, at least in certain respects.  We exclude gains (and losses) on sales and calls.  We sell assets from time to time as part of our on-going portfolio management activities.  These occasional sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may not affect on-going earnings from operations.  We also exclude gains from calls of securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure underlying income generation trends. GAAP earnings also include valuation adjustments for certain of our assets and interest rate agreements - we exclude them from core earnings. Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance.  This is, in part, because market valuation adjustments on only a portion of the company’s assets and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in fair values on the balance sheet as a whole or a reliable guide to current operating performance.  Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, our calculation of core earnings may not be comparable to similarly titled measures reported by other companies. Core earnings may not foot from GAAP earnings due to rounding to millions of dollars.

CONSOLIDATED INCOME STATEMENT	Year Ended December 31,
(In Millions, Except Share Data)	2007	2006	2005

Interest income	$856	$886	$962
Interest expense	(652)	(702)	(757)
Net interest income	204	184	205

Operating expenses	(56)	(56)	(48)
Severance expense	(3)	-	-
Realized gains on sales and calls, net	13	23	66
Market valuation adjustments, net	(1,261)	(13)	(5)
Provision for income taxes	(5)	(10)	(18)
GAAP net (loss) income	$(1,108)	$128	$200

Less: severance expense (1)	$3	$-	$-
Less: realized gains on sales and calls, net	(13)	(23)	(66)
Less: market valuation adjustments, net	1,261	13	5
Core earnings (2)	$143	$118	$139

Average diluted shares (thousands)	27,928	26,314	25,121

GAAP earnings per share (diluted)	$(39.70)	$4.85	$7.96

Core earnings per share (diluted) (2)	$5.15	$4.47	$5.53

Regular dividends declared per common share	$3.00	$2.80	$2.80
Special dividends declared per common share	2.00	3.00	3.00
Total dividends declared per common share	$5.00	$5.80	$5.80

(1)	Cost associated with re-alignment of senior management in our commercial and residential operations.

(2)
Core earnings are not a measure of earnings in accordance with GAAP.  We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is clearer, at least in certain respects.  We exclude gains (and losses) on sales and calls.  We sell assets from time to time as part of our on-going portfolio management activities.  These occasional sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may not affect on-going earnings from operations.  We also exclude gains from calls of securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure underlying income generation trends. GAAP earnings also include valuation adjustments for certain of our assets and interest rate agreements - we exclude them from core earnings. Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance.  This is, in part, because market valuation adjustments on only a portion of the company’s assets and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in fair values on the balance sheet as a whole or a reliable guide to current operating performance.  Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, our calculation of core earnings may not be comparable to similarly titled measures reported by other companies. Core earnings may not foot from GAAP earnings due to rounding to millions of dollars.

CONSOLIDATED BALANCE SHEET	1-Jan (1)	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
(In Millions, Except Share Data)	2008	2007	2007	2007	2007	2006

Real estate loans	$7,204	$7,204	$7,656	$8,377	$8,706	$9,352
Real estate securities	2,110	2,110	2,926	3,726	3,601	3,233
Other real estate investments	12	12	25	34	50	-
Non-real estate investments	79	79	80	80	-	-
Cash and cash equivalents	290	290	310	83	92	168
Other assets	223	244	286	381	498	277
Total consolidated assets	$9,918	$9,939	$11,283	$12,681	$12,947	$13,030

Redwood debt	$8	$8	$39	$849	$1,880	$1,856
Asset-backed securities issued	8,839	10,329	10,803	10,675	9,947	9,979
Other liabilities	170	170	142	131	96	92
Subordinated notes	150	150	150	150	100	100
Stockholders’ equity (deficit)	751	(718)	149	876	924	1,003
Total liabilities and stockholders’ equity	$9,918	$9,939	$11,283	$12,681	$12,947	$13,030

Shares outstanding at period end (thousands)	32,385	32,385	27,986	27,816	27,129	26,733
GAAP book value per share	$23.18	$(22.18)	$5.32	$31.49	$34.06	$37.51

(1)	After giving effect to the adoption of FAS 159.

Consolidating Balance Sheets

December 31, 2007	Redwood			Intercompany	Redwood
(In Millions)	Parent Only	Sequoia	Acacia	Adjustments	Consolidated
Real estate loans	$4	$7,174	$26	$-	$7,204
Real estate and other securities	359	-	1,935	(93)	2,201
Cash and cash equivalents	290	-	-	-	290
Total earning assets	653	7,174	1,961	(93)	9,695
Investment in Sequoia	146	-	-	(146)	-
Investment in Acacia	(1,385)	-	-	1,385	-
Restricted cash	5	-	113	-	118
Other assets	62	31	38	(5)	126
Total Assets	$(519)	$7,205	$2,112	$1,141	$9,939
Redwood debt	$8	$-	$-	$-	$8
Asset-backed securities issued	-	7,039	3,383	(93)	10,329
Other liabilities	41	20	114	(5)	170
Subordinated notes	150	-	-	-	150
Total liabilities	199	7,059	3,497	(98)	10,657
Total stockholders’ equity	(718)	146	(1,385)	1,239	(718)
Total Liabilities and Stockholders’ Equity	$(519)	$7,205	$2,112	$1,141	$9,939

Consolidating Balance Sheets

January 1, 2008 after giving effect to the adoption of FAS 159

	Redwood			Intercompany	Redwood
(In Millions)	Parent Only	Sequoia	Acacia	Adjustments	Consolidated
Real estate loans	$4	$7,174	$26	$-	$7,204
Real estate and other securities	359	-	1,935	(93)	2,201
Cash and cash equivalents	290	-	-	-	290
Total earning assets	653	7,174	1,961	(93)	9,695
Investment in Sequoia	146	-	-	(146)	-
Investment in Acacia	84	-	-	(84)	-
Restricted cash	5	-	113	-	118
Other assets	62	31	17	(5)	105
Total Assets	$950	$7,205	$2,091	$(328)	$9,918
Redwood debt	$8	$-	$-	$-	$8
Asset-backed securities issued	-	7,039	1,893	(93)	8,839
Other liabilities	41	20	114	(5)	170
Subordinated notes	150	-	-	-	150
Total liabilities	199	7,059	2,007	(98)	9,167
Total stockholders’ equity	751	146	84	(230)	751
Total Liabilities and Stockholders’ Equity	$950	$7,205	$2,091	$(328)	$9,918